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                                                                    EXHIBIT 99.1



                                 [NETZEE LOGO]


FOR IMMEDIATE RELEASE

Contact:     Richard S. Eiswirth
             Chief Financial Officer
             770-805-2151


                    NETZEE, INC. ACQUIRES DPSC SOFTWARE, INC.
                               ------------------
              EXPANDS PRODUCT LINE; INCREASES CUSTOMER PENETRATION
                        IN THE COMMUNITY BANKING MARKET;
        ACQUIRES SOFTWARE PRODUCT LINE AND CUSTOMER SERVICE ORGANIZATION

ATLANTA (December 15, 1999) -- Netzee, Inc. (Nasdaq/NM:NETZ), a leading provider of integrated Internet banking products, services and e-commerce solutions, today announced the acquisition of DPSC Software, Inc. (DPSC), a provider of specialized software for community banks and savings and loans, in exchange for approximately $18.5 million cash, 500,000 shares of 8% cumulative preferred stock of Netzee and 525,000 shares of common stock of Netzee. A portion of the stock will be held back in escrow by Netzee. This acquisition significantly enhances Netzee's product offerings and reach in the community banking arena. Robertson Stephens advised Netzee in this transaction.

         DPSC provides approximately 7,000 financial institutions with mission critical software designed to meet the special needs of the community banking industry. Management believes the acquisition of DPSC will provide both Netzee's and DPSC's customers with an enhanced group of products and services, all backed by a customer service organization committed to building strong relationships with its community financial institution customers. The combined companies' offerings will assist community financial institutions as they strive to level the competitive playing field between themselves and large financial institutions. By using Netzee's offerings, community financial institutions may generate new fee income, strengthen relationships with current customers and attract new ones.

         Bruce R. Gall founded DPSC in 1982 as a microcomputer-based software provider specializing in meeting the needs of the community banking industry. The company provides nine software products including: CALLREPORTER, used by more community banks and savings and loans than any other call report software; Y9 REPORTER, a quarterly reporting system for bank holding companies; 2900 REPORTER; Financial Manager; 1099 Reporter; RISKREPORTER; RISK MONITOR; Bank EIS; and Gap Manager. In addition to this suite of products, DPSC markets Netzee's Internet banking products and services.

         Glenn W. Sturm, chief executive officer of Netzee, Inc., said, "Netzee's mission is to become invaluable to our banking customers by providing an integrated product line, comprehensive marketing services and top quality customer service. We believe that the DPSC name stands for high quality, reliable products; extensive community banking experience; and first-rate customer service. As a result, I believe that DPSC represents a wonderful fit with Netzee's customer centered strategy."

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NETZ Acquires DPSC Software
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December 15, 1999


         Netzee intends to keep DPSC's software unit intact as a separate division of Netzee managed by vice presidents Ken Lemoine and Phil Templer, both experienced veterans of DPSC. Bruce R. Gall, founder and chief executive officer of DPSC, will remain with Netzee in an executive capacity. Netzee also plans to utilize DPSC's sales, marketing and customer service operations and to add DPSC's 22 employees to Netzee's operations. In addition, Netzee gains a Los Angeles base of operation as a result of the acquisition.

         Bruce R. Gall, founder and chief executive officer of DPSC, said, "We have spent over 17 years creating mission critical software products for the banking industry as well as building strong relationships with our customers. We believe that quality products and personal, attentive service have uniquely positioned DPSC with the approximately 7,000 financial institutions we serve. As a result, we believe that our customers will look to us as an Internet banking and e-commerce provider they can trust. Netzee offers the products and services our customers demand including a secure, stable and scalable platform. We are proud to join the Netzee team at this critical and very exciting time for the community banking industry."

         In connection with this transaction, Netzee also announced that it has received a commitment for a $15 million line of credit from The InterCept Group, Inc., an approximate 39% shareholder of Netzee. The line of credit will bear interest at prime plus 2% with a term of three years and will be secured by substantially all assets of Netzee. The proceeds will be used to fund working capital needs, and the attainment of the line of credit is subject to preparation and completion of definitive legal documentation. In connection with this commitment, Netzee has terminated a previous line of credit. This termination has resulted in the recognition of an extraordinary non-cash loss of approximately $4.6 million in the fourth quarter of 1999 related to warrants issued in connection with the previous line of credit.

ABOUT NETZEE, INC.

         Netzee, Inc. was founded in 1999 as a subsidiary of The InterCept Group, Inc. In 1999 Netzee strengthened its offerings through the acquisition of companies including SBS Corporation, an Internet and telephone banking provider; the Internet banking divisions of The Bankers Bank and The Independent BankersBank; Call Me Bill, LLC, a bill payment service; and Dyad Corporation, a developer of proprietary loan application, approval and fulfillment software. Netzee became a public company in November 1999, raising approximately $61.6 million from its initial public offering.

         Netzee provides over 650 institutional customers with one or more of its products. Its products and services include full-service Internet banking, e-commerce services, custom web site design and hosting, implementation and marketing services, telephone banking, bill payment and Internet access service. All of Netzee's products and services are supported by a help desk and 24x7 emergency support services.

         This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Netzee and its management with respect to, among other things: (1) whether we can successfully combine the operations we have acquired, and operations we may acquire, to create or continue improvements in our financial condition; (2) the anticipated impact of certain events and circumstances; (3) trends affecting Netzee's operations, financial condition and business; (4) Netzee's growth and operating strategies and (5) the continued and future acceptance of and demand for our products and services by our customers. The words "may," "will," "anticipate," "believe," "intend," "plan," "allow," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-

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NETZ Acquires DPSC Software
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December 15, 1999


looking statements as a result of risks related to the integration of acquired assets and businesses; the Company's ability to achieve, manage or maintain growth and execute its business strategy successfully; its dependence on developing, testing and implementing enhanced and new products and services; Netzee's ability to sell its products and services to financial institution customers and their customers; Netzee's ability to respond to competition; the volatility associated with Internet-related companies; and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in Netzee's Registration Statement on Form S-1 (Registration No. 333-87089), as declared effective by the Securities and Exchange Commission on November 8, 1999. Netzee undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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